OMNIBUS AMENDMENT AND CONSENT

OMNIBUS AMENDMENT AND CONSENT EFFECTIVE AS OF July 10, 2007 (this “Omnibus Amendment and Consent”) by and among Acura Pharmaceuticals, Inc. (the “Company”), and Acura Pharmaceutical Technologies, Inc. and the following lenders (“Lenders”): Galen Partners III, L.P. (as agent for the other lenders (“Agent”) and as a lender itself), Galen Partners International, III, L.P., Galen Employee Fund III, L.P., Care Capital Offshore Investments II, LP, Care Capital Investments II, LP, Essex Woodlands Health Ventures V, L.P. (the foregoing Lenders, being the “VC Lenders”), Dennis Adams, George E. Boudreau, Michael Weisbrot, Susan Weisbrot; and the following persons with respect to Sections 5, 6, 7, and 8: John E. Heppe Jr. and Peter Steiglitz (“Additional Watson Holders”).

Capitalized terms used herein and not defined herein have the meanings set forth in the Subordination Agreement dated as of January 31, 2006 among the Lenders, the Company and others (the “Subordination Agreement”).

R E C I T A L S

WHEREAS the Company and one or more Lenders have entered into the June 2005 Loan Agreement, the September 2005 Loan Agreement, the November 2005 Loan Agreement and the January 2006 Loan Agreement (collectively, the “Loan Agreements”) and such other agreements, notes and instruments executed in connection with such loan agreements (collectively, the “Loan Documents”); and

WHEREAS, the Company and certain Lenders and the Additional Watson Holders are parties to the Watson Note (as defined in the Subordination Agreement); and

WHEREAS, pursuant to Section 1(a) of the Omnibus Amendment dated August 16, 2006 among the parties hereto (the “August 2006 Omnibus Amendment”), Section 5.12 was added to each Loan Agreement to grant the Lenders the right to convert their Notes under certain circumstances into equity securities of the Company (the “August 2006 Rollover Right”);

WHEREAS, pursuant to Section 1(a) of the Omnibus Amendment dated November 30, 2006 among the parties hereto (the “November 2006 Omnibus Amendment”), Section 5.12 of each Loan Agreement was amended and restated to grant the Lenders a the right to convert their Notes under certain circumstances into equity securities of the Company (the “November 2006 Rollover Right”);

WHEREAS, pursuant to Section 1(a) of the Omnibus Amendment dated March 30, 2007 among the parties hereto (the “March 2007 Omnibus Amendment”), Section 5.12 of each Loan Agreement was amended and restated to grant the Lenders a the right to convert their Notes under certain circumstances into equity securities of the Company (the “March 2007 Rollover Right”);

WHEREAS, the Company and the Lenders wish to amend and restate in its entirety the March 2007 Rollover Right as provided herein modified and provide for additional bridge loan commitments by certain Lenders.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties mutually agree as follows:

1.  Amendments:

(a) The January 2006 Loan Agreement is amended by adding thereto Schedule 1.3B attached hereto and by deleting Section 1.1 in its entirety and replacing same with the following:

“1.1 TERM LOAN

On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make to the Company on the Closing Date a term loan (each, a “Loan”) in a principal amount equal to such Lender’s initial Commitment. The Lenders shall make additional Loans commencing November 2006, as set forth in Section 1.3, and may, in their sole and absolute discretion, make additional Loans to the Company as provided in Section 1.3 hereof. The Company and the Lenders acknowledge and agree that no Lender is under any obligation to make any Loan in excess of its respective Commitment. No amounts paid or prepaid with respect to any Loan may be reborrowed.”

;and by amending and restating the definition of Commitment in Article XVI as follows;

““Commitment” means, with respect to each Lender, the commitment of such Lender to make such Loan hereunder. The initial amount of the Commitment of each of Essex, Care Capital and Galen is set forth opposite its signature hereto. The additional mandatory Commitments of the Lenders are set forth in Section 1.3. The Commitment of each Additional Lender and/or any additional Commitment of Essex, Care Capital and/or Galen will be set forth opposite its signature on the Joinder Agreement to which it is a party.”

; and by replacing Section 1.3 thereof with the following

“1.3 CLOSING

The initial closing (the “Closing”) at which the Loans from Essex, Care Capital and Galen shall be disbursed to the Company will take place at the offices of St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105 upon the satisfaction of the conditions to Closing set forth in this Agreement on the date hereof, or such other place, time and date as shall be mutually agreed to by the Company and the Lenders. Each Lender agrees to fund additional Loans (“Mandatory Loans”) upon the Company’s written request during the months and in the percentage of the monthly amount specified next to each Lender’s name on Schedule 1.3 attached hereto and on Schedule 1.3A attached hereto and on Schedule 1.3B attached hereto. The Company will provide each Lender at least ten days notice of the date of the Closing of a Mandatory Loan (which date shall be binding on all parties), and the amount of Lender’s funding Commitment (based on the Lender’s commitment percentage set forth on Schedule 1.3, Schedule 1.3A and Schedule 1.3B). Any amounts not borrowed by the Company during any month may be borrowed by the Company from the Lenders (and will be funded by the Lenders according to each Lender’s commitment percentage) in succeeding months until the earlier of (i) the date advanced to the Company under this Agreement, or (ii) September 30, 2007. The Company and the Lenders acknowledge and agree that additional Loans (“Non-Mandatory Loans”) may be funded to the Company by any one or more of Galen, Care Capital, Essex and any Additional Lender pursuant to the terms of this Agreement on one or more Closing Dates; provided, however, that (i) the aggregate principal amount of the Non-Mandatory Loans shall not exceed $1,000,000 without the prior written consent of any two (2) of Essex, Care Capital and Galen,(ii) no such Additional Lender may participate without the prior written consent of any two (2) of Essex, Care Capital and Galen, and (iii) no Lender is under any obligation to fund any Loan other than its respective Commitment. Upon the funding of any additional Loans (whether Mandatory Loans or Non-Mandatory Loans), under this Agreement, the Company and each Lender and/or Additional Lender making a Loan shall be required to execute a Joinder Agreement, which Joinder Agreement shall specify the Commitment of such Lender and/or Additional Lender. Any Additional Lender executing a Joinder Agreement shall be deemed a “Lender” for all purposes of this Agreement. On the date of a Closing (each a “Closing Date”), the Company shall deliver to each Lender at such Closing a Note, dated the applicable Closing Date, in the principal amount equal to such Lender’s Commitment or, in the event Galen, Care Capital and/or Essex shall make an additional Loan hereunder, the Company shall issue to such Lender an additional Note dated the applicable Closing Date in the principal amount equal to such Lender’s additional Commitment. The Company shall deliver the foregoing Notes against receipt by the Company from each Lender of an amount equal to the Commitment of such Lender, in each case by wire transfer in immediately available funds in U.S. dollars to an account designated by the Company. Notwithstanding anything to the contrary herein, no Lender shall be required in any circumstances to make Mandatory Loans (x) in an aggregate amount that exceeds the aggregate amount of such Lender’s committed amount set forth on Schedule 1.3, Schedule 1.3A, and Schedule 1.3B or (y) at any time after the occurrence and during the continuance of an Event of Default (including, for such purposes, after any event, fact or occurrence that, with the passage of time or giving of notice, would become an Event of Default) .”; and

(b)	Each of the June 2005 Loan Agreement, the September 2005 Loan Agreement, the November 2005 Loan Agreement and the January 2006 Loan Agreement is amended as follows:

(i)	Section 5.12 is hereby deleted in its entirety and replaced with the following:

5.12. ROLLOVER RIGHT

Each Lender shall have the one-time right (the “Rollover Right”) on the terms provided below, to purchase, through the conversion of all or any portion of such Lender’s Notes (including principal and accrued and unpaid interest), securities of the Company, on the first to occur of a Third-Party Investor Financing, a Conversion Change of Control Transaction or the Maturity Date (each a “Material Event”) after the date hereof, under the terms and conditions set forth in this Section 5.12. Any portion of such Notes which are not so converted pursuant to this Section 5.12 shall become immediately due and payable simultaneously with such Material Event.

(a) Simultaneous with the completion of an equity financing pursuant to which the Company issues its common stock or other equity securities of the Company and, after the effectiveness thereof, the Company will have cumulatively received at least $5 million in gross proceeds from equity financings after the date hereof (including all equity financings after the date hereof, including such final financing which causes the aggregate cumulative proceeds to exceed $5 million, but expressly excluding the principal and interest under the Notes for which a Lender’s Rollover Right is exercised) from unaffiliated, thirty-party investors (a “Third-Party Investor Financing”) other than (i) issuances of options or restricted stock units to employees, consultants or directors, (ii) interest on debt payable in common stock or (iii) pursuant to the conversion of warrants, options, restricted stock units or other convertible securities outstanding on the date hereof, each Lender may convert all or any portion (except as provided below) of its Notes, at the option of such Lender, under either (but not both or a combination of each) of the following:

(i) into the same equity securities as are issued in such Third-Party Investor Financing on the same terms as provided in such Third-Party Investor Financing (but at (A) for all Notes other than the March 2007 to May 2007 Bridge Notes and the Future Bridge Notes, the average price of all equity securities sold that have combined to exceed the cumulative $5 million in proceeds, and (B) for the March 2007 to May 2007 Bridge Notes and the Future Bridge Notes, 80% of the average price of all equity securities sold that have combined to exceed the cumulative $5 million in proceeds), provided that the conversion price per share of Common Stock determined pursuant to subsection (A) and (B) shall in no event be less than $0.21, or

(ii) (A) for Notes issued in or prior to November 2005 (the “June to November 2005 Bridge Notes”), convert such Notes into Common Stock at a price of $0.20 per share, (B) for Notes issued after November 2005 and in or prior to May 2006 (the “January to May 2006 Bridge Notes”), convert such Notes into Common Stock at a price of $0.225 per share; (C) for Notes issued after May 2006 and in or prior to October 2006 (the “June to October 2006 Bridge Notes”), convert such Notes into Common Stock at a price of $0.25 per share; (D) for Notes issued or to be issued under the Loan Agreement dated January 31, 2006 after October 2006 but prior to March, 2007 (the “November 2006 to February 2007 Bridge Notes”), convert such Notes into Common Stock at a conversion price equal to the lesser of (X) 80% of the average of the closing bid and asked prices of the Common Stock for the twenty (20) trading days immediately preceding the public announcement of the Third-Party Investor Financing, (Y) the average price of the equity securities sold that have combined to exceed the cumulative $5 million in proceeds, and (Z) $0.44 per share; provided that the conversion price per share of Common Stock determined pursuant to subsection (X) and (Y) above shall in no event be less than $0.21; provided further that a Lender choosing this option must convert all (and not less than all) of its Notes pursuant to this option; (E) for Notes issued or to be issued under the Loan Agreement dated January 31, 2006 after February 2007 but prior to June, 2007 (the “March 2007 to May 2007 Bridge Notes”), convert such Notes into Common Stock at a conversion price equal to the lesser of (X) 80% of the average of the closing bid and asked prices of the Common Stock for the twenty (20) trading days immediately preceding the public announcement of the Third-Party Investor Financing, (Y) 80% of the average price of the equity securities sold that have combined to exceed the cumulative $5 million in proceeds, and (Z) $0.46 per share; provided that the conversion price per share of Common Stock determined pursuant to subsection (X) and (Y) above shall in no event be less than $0.21; provided further that a Lender choosing this option must convert all (and not less than all) of its Notes pursuant to this option; and (F) for other Notes issued or to be issued under the Loan Agreement dated January 31, 2006 during June 2007 or thereafter (the “Future Bridge Notes”), convert such Notes into Common Stock at a conversion price equal to the lesser of (X) 80% of the average of the closing bid and asked prices of the Common Stock for the twenty (20) trading days immediately preceding the public announcement of the Third-Party Investor Financing, (Y) 80% of the average price of the equity securities sold that have combined to exceed the cumulative $5 million in proceeds, and (Z) $0.46 per share; provided that the conversion price per share of Common Stock determined pursuant to subsection (X) and (Y) above shall in no event be less than $0.21; provided further that a Lender choosing this option must convert all (and not less than all) of its Notes pursuant to this option.

(b) Simultaneous with the completion of the first Conversion Change of Control Transaction to occur after the date hereof, each Lender may, at the option of such Lender convert all (and not less than all) of its Notes as follows, (i) for the June to November 2005 Bridge Notes, convert such Notes into Common Stock at a price of $0.20 per share, (ii) for the January to May 2006 Bridge Notes, convert such Notes into Common Stock at a price of $0.225 per share; (iii) for the June to October 2006 Bridge Notes, convert such Notes into Common Stock at a price of $0.25 per share; and (iv) for the November 2006 to February 2007 Bridge Notes, the March 2007 to May 2007 Bridge Notes and the Future Bridge Notes convert such Notes into Common Stock at a price equal to 80% of the value per fully diluted share of the Company’s common stock provided in the Conversion Change of Control Transaction, but in no event less than $0.21 per share; provided, however, that if such Conversion Change of Control Transaction is a transaction of the type described in subsection (D) or (E) of the definition of Conversion Change of Control Transaction below, (i) each Lender’s November 2006 to February 2007 Bridge Notes will be convertible, at the option of such Lender, into Common Stock at a price equal to the lesser of (X) 80% of the average closing bid and asked prices of the Common Stock for the twenty (20) trading days immediately preceding the public announcement of such Conversion Change of Control Transaction, but in no event less than $0.21 per share; and (Y) $0.44 per share; (ii) each Lender’s March 2007 to May 2007 Bridge Notes will be convertible, at the option of such Lender, into Common Stock at a price equal to the lesser of (X) 80% of the average closing bid and asked prices of the Common Stock for the twenty (20) trading days immediately preceding the public announcement of such Conversion Change of Control Transaction, but in no event less than $0.21 per share; and (Y) $0.46 per share; and (iii) each Lender’s Future Bridge Notes will be convertible, at the option of such Lender, into Common Stock at a price equal to the lesser of (X) 80% of the average closing bid and asked prices of the Common Stock for the twenty (20) trading days immediately preceding the public announcement of such Conversion Change of Control Transaction, but in no event less than $0.21 per share; and (Y) $0.46 per share. For purposes hereof, a Conversion Change of Control Transaction shall mean any of the following in one or a series of related transactions:(A) the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) other than the Company, any Subsidiary, any Lender or its Affiliates or GCE Holdings, LLC or its Affiliates, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of more than sixty-six and 2/3 percent (66.66%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (B) a merger, consolidation, share exchange, recapitalization, business combination or similar combination involving the Company or its capital stock (a "Business Combination"), other than a Business Combination in which more than thirty-three and 1/3 percent (33.33%) of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; (C) a sale or other transfer (other than license) of all or substantially all of the Company’s assets (measured by the value or earning power of the assets); (D) the license or similar agreement by the Company to a third party of all or substantially all rights in and to the Company’s Aversion® technology and, as a result of such transaction, all or substantially all of the Company’s activities consist of monitoring such arrangements and collecting fees and payments due thereunder; or (E) a liquidation or dissolution of the Company.

(c) At the Maturity Date (as the same may be extended pursuant to Section 2.2 hereof) each Lender may, at the option of such Lender, convert all (and not less than all) of its Notes as follows, (i) for the June to November 2005 Bridge Notes, convert such Notes into Common Stock at a price of $0.20 per share, (ii) for the January to May 2006 Bridge Notes, convert such Notes into Common Stock at a price of $0.225 per share; (iii) for the June to October 2006 Bridge Notes, convert such Notes into Common Stock at a price of $0.25 per share; (iv) for the November 2006 to February 2007 Bridge Notes convert such Notes into Common Stock at the lesser of (X) 80% of the average of the closing bid and asked prices of the Common Stock for the twenty (20) trading days immediately preceding the Maturity Date, but in no event less than $0.21 per share, and (Y) $0.44 per share; (v) for the March 2007 to May 2007 Bridge Notes convert such Notes into Common Stock at the lesser of (X) 80% of the average of the closing bid and asked prices of the Common Stock for the twenty (20) trading days immediately preceding the Maturity Date, but in no event less than $0.21 per share, and (Y) $0.46 per share; and (vi) for the Future Bridge Notes convert such Notes into Common Stock at the lesser of (X) 80% of the average of the closing bid and asked prices of the Common Stock for the twenty (20) trading days immediately preceding the Maturity Date, but in no event less than $0.21 per share, and (Y) $0.46 per share.

(d) The Company shall give each Lender written notice (a “Material Event Notice”) of the first Material Event to occur after the date hereof, which notice shall be provided not later than 20 days prior to the closing of said transaction (or, in the case of the Maturity Date, the Maturity Date) and describe the material terms of such transaction, (or, in the case of the Maturity Date, state the Maturity Date), the proposed closing date and the principal amount and interest accrued on the Lender’s outstanding Notes.

(e) Each Lender may exercise its Rollover Right with respect to the first Material Event to occur after the date hereof by (i) providing written notice to the Company exercising such Rollover Right, and (ii) surrendering such Lender’s applicable Notes, in each case not later than five (5) days prior to the effectiveness of the Material Event (the “Rollover Right Exercise Period”). If the material terms of the actual Material Event differ in any material respect from those specified in the Material Event Notice, each Lender shall be given the opportunity change the conversion election they had made under the prior terms (including to elect to convert if they previously did not do so).

(f) Upon a Lender’s timely exercise of the Rollover Right pursuant to Section 5.12(e) above, the issuance of the Company’s equity securities upon conversion of such Lender’s Notes in the applicable Material Event shall occur simultaneous with the closing of such Material Event (or, in the case of the Maturity Date, on the Maturity Date).

(g) Subject to the last sentence of Section 5.12(e), and provided that the Company has complied with the terms of this Section 5.12, the Rollover Right provided in this Section 5.12 shall apply solely to the first Material Event occurring after the date hereof, and shall terminate upon the earlier of (i) the expiration of the Rollover Right Exercise Period (if not exercised by such Lender pursuant to Section 5.12(e)) and (ii) the closing of the first Material Event (or, in the case of the Maturity Date, the Maturity Date) occurring after the date hereof.

(c)
Each of the June 2005 Notes, the September 2005 Notes, the November 2005 Notes and the January 2006 Notes (collectively, the “Notes”) (and each of the forms of such Notes attached to the June 2005 Loan Agreement, the September 2005 Loan Agreement, the November 2005 Loan Agreement and the January 2006 Loan Agreement) is amended by appending the following additional section to such note (to the extent not already included therein):

“References to Loan Agreement. References to the Loan Agreement in this Note shall mean references to the Loan Agreement, as amended, and as the same may be further amended, supplemented or modified from time to time.”

(d)
In the event a Replacement Note (as hereinafter defined) is issued pursuant to Section 4 hereof, then in such Replacement Note the words “Secured Promissory Note” shall be replaced with “Amended and Restated Promissory Secured Note” and the following section shall be appended thereto:

“Amended and Restated Secured Promissory Note. This Amended and Restated Secured Promissory Note issued by the Company in favor of the Payee amends and restates in its entirety, and is issued by the Company in replacement of and substitution for a Secured Promissory Note of identical principal amount issued to Payee pursuant to the Loan Agreement(the “Original Note”). The Company and the Payee acknowledge and agree that upon the execution delivery of this Amended and Restated Secured Promissory Note, the Original Note shall be null and void and of no further legal force or effect. “

The form of such Replacement Note shall be also be attached to the applicable Loan  Agreement as an acceptable form of note to be issued pursuant thereto.

2. References to Loan Documents: Any reference to any Loan Document in any other Loan Document shall mean the Loan Document, as amended hereby.

3.  Attachment to All Notes: The Lenders covenant to give a copy of this Omnibus Amendment and Consent to any purchaser of the June 2005 Notes, the September 2005 Notes, the November 2005 Notes or the January 2006 Notes prior to the actual purchase and to attach a copy of this Omnibus Amendment and Consent to any of such notes where the undersigned is the named payee or holder.

4. Amended and Restated Notes.  Upon request of the Company, each Lender agrees to deliver to the Company any of the June 2005 Notes, the September 2005 Notes, the November 2005 Notes or the January 2006 Notes issued to them, in exchange for an amended and restated Note (the “Replacement Note”) incorporating the amendments set forth in this Omnibus Amendment and Consent.

5. Subordination Agreement.  Each Lender and Additional Watson Holder agrees to the provisions of this Omnibus Amendment and Consent, including without limitation, to the amendments to the June 2005, September 2005 Notes, the November 2005 Notes and the January 2006 Notes and acknowledges that the Subordination Agreement shall remain in full force and effect .

6.  Notes and Agreements Not Assigned. The undersigned Lenders and Additional Watson Holders acknowledge that they have not transferred, conveyed or assigned any of the Watson Note, the June 2005 Notes, the September 2005 Notes, the November 2005 Notes or the January 2006 Notes issued to them and the undersigned Lenders and Additional Watson Holders acknowledge that they have not assigned any rights under the Loan Documents or under the Subordination Agreement.

7.  Interest Payable to Lenders in Stock; Prepayments. Notwithstanding anything in the Loan Documents to the contrary (except as set forth in Section 5.12 thereof), the Company (a) may, at the Company’s option, in full payment of all payments of interest on the Notes to the undersigned Lenders  (“Interest Due”) make payment of the Interest Due in such number of shares of Common Stock of the Company equal to the quotient of the Interest Due such Lender, divided by the average of the closing bid and asked price of the Company’s Common Stock for the five (5) trading days immediately preceding the due date of such Interest Due, as reported by the Nasdaq OTCBB, and (b) may not prepay the principal amount of any Note, or any interest thereon, in whole or in part, at any time without the prior written consent of the holder thereof.

8.  Counterparts: This Omnibus Amendment and Consent may be executed in one or more counterparts and by different parties hereto in separate counterparts, including by facsimile, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

9.  Governing Law: THIS OMNIBUS AMENDMENT AND CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

IN WITNESS WHEREOF, each of the Parties have caused this Omnibus Amendment and Consent to be duly executed and delivered as of the day and year first above written.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Name: Peter A. Clemens
Title: Sr. Vice President and CFO

ACURA PHARMACEUTICAL TECHNOLOGIES , INC.

By:	/s/ Peter A. Clemens
Name: Peter A. Clemens
Title: Sr. Vice President and CFO

LENDER AND AGENT: GALEN PARTNERS III, L.P. By: Claudius, L.L.C., General Partner 610 Fifth Avenue, 5th Fl. New York, New York 10019	LENDER: CARE CAPITAL OFFSHORE INVESTMENTS II, LP By: Care Capital II, LLC, as general partner 47 Hulfish Street, Suite 310 Princeton, NJ 08542

/s/ Bruce Wesson	By:	/s/ David Ramsay
By: Bruce Wesson	By:	David R. Ramsay
Its: General Partner	Its:	Authorized Signatory

LENDER: GALEN PARTNERS INTERNATIONAL, III, L.P. By: Claudius, L.L.C., General Partner 610 Fifth Avenue, 5th Floor New York, New York 10020	LENDER: CARE CAPITAL INVESTMENTS II, LP By: Care Capital II, LLC, as general partner 47 Hulfish St., Suite 310 Princeton, NJ 08542

/s/ Bruce Wesson	By:	/s/ David Ramsay
By: Bruce Wesson	By:	David R. Ramsay
Its: General Partner	Title:	Authorized Signatory

LENDER: GALEN EMPLOYEE FUND III, L.P. By: Wesson Enterprises, Inc. 610 Fifth Avenue, 5th Floor New York, New York 10020	LENDER: ESSEX WOODLANDS HEALTH VENTURES V, L.P. 190 South LaSalle Street, Suite 2800 Chicago, IL 60603

/s/ Bruce Wesson	/s/ Immanuel Thangaraj
By: Bruce Wesson	By: Immanuel Thangaraj
Its: General Partner	Its: Managing Director

LENDER: MICHAEL WEISBROT 1136 Rock Creek Road Gladwyne, Pennsylvania 19035	LENDER: SUSAN WEISBROT 1136 Rock Creek Road Gladwyne, Pennsylvania 19035

/s/ Michael Weisbrot	/s/ Susan Weisbrot

LENDER: DENNIS ADAMS 120 Kynlyn Road Radnor, Pennsylvania 19312	LENDER: GEORGE E. BOUDREAU 222 Elbow Lane Haverford, PA 19041

/s/ Dennis Adams	/s/ George Boudreau

ADDITIONAL WATSON HOLDER: PETER STIEGLITZ RJ Palmer LLC 156 West 56th Street, 5th Floor New York, New York 10019	ADDITIONAL WATSON HOLDER: JOHN E. HEPPE, JR. 237 W. Montgomery Avenue Haverford, Pennsylvania 19041

/s/ Peter Stieglitz	/s/ John Heppe

Schedule 1.3
Funding Schedule of $ 2,000,000 in Bridge Loans
All Amounts Under This Schedule Have Already Been Funded

Lender Name	Month Commitment to be Funded	Commitment Amount	Percentage of Commitment
GALEN PARTNERS III, L.P.	November 2006	$203,014.61	30.452191%
GALEN PARTNERS INTERNATIONAL, III, L.P.		$18,376.31	2.756447%
GALEN EMPLOYEE FUND III, L.P.		$831.31	0.124696%
ESSEX WOODLANDS HEALTH VENTURES V, L.P.		$222,222.20	33.33333%
CARE CAPITAL INVESTMENTS II, LP		$207,955.53	31.19333%
CARE CAPITAL OFFSHORE INVESTMENTS II, LP		$14,266.67	2.14000%
TOTAL FOR NOVEMBER 2006		$666,666.67
GALEN PARTNERS III, L.P.	December 2006	$203,014.61	30.452191%
GALEN PARTNERS INTERNATIONAL, III, L.P.		$18,376.31	2.756447%
GALEN EMPLOYEE FUND III, L.P.		$831.31	0.124696%
ESSEX WOODLANDS HEALTH VENTURES V, L.P.		$222,222.20	33.33333%
CARE CAPITAL INVESTMENTS II, LP		$207,955.53	31.19333%
CARE CAPITAL OFFSHORE INVESTMENTS II, LP		$14,266.67	2.14000%
TOTAL FOR DECEMBER 2006		$666,666.67
GALEN PARTNERS III, L.P.	January 2007	$203,014.61	30.452191%
GALEN PARTNERS INTERNATIONAL, III, L.P.		$18,376.31	2.756447%
GALEN EMPLOYEE FUND III, L.P.		$831.31	0.124696%
ESSEX WOODLANDS HEALTH VENTURES V, L.P.		$222,222.20	33.33333%
CARE CAPITAL INVESTMENTS II, LP		$207,955.53	31.19333%
CARE CAPITAL OFFSHORE INVESTMENTS II, LP		$14,266.67	2.14000%
TOTAL FOR JANUARY 2007		$666,666.67

Schedule 1.3A
Funding Schedule of $ 1,200,000 in Bridge Loans
All Amounts Under This Schedule Have Already Been Funded

Lender Name	Month Commitment to be Funded	Commitment Amount	Percentage of Commitment
GALEN PARTNERS III, L.P.	March 2007	$182,713.15	30.452191%
GALEN PARTNERS INTERNATIONAL, III, L.P.		$16,538.68	2.756447%
GALEN EMPLOYEE FUND III, L.P.		$748.18	0.124696%
ESSEX WOODLANDS HEALTH VENTURES V, L.P.		$199,999.98	33.33333%
CARE CAPITAL INVESTMENTS II, LP		$187,159.98	31.19333%
CARE CAPITAL OFFSHORE INVESTMENTS II, LP		$12,840.00	2.14000%
TOTAL FOR March 2007		$600,000
GALEN PARTNERS III, L.P.	April 2007	$91,356.57	30.452191%
GALEN PARTNERS INTERNATIONAL, III, L.P.		$8,269.34	2.756447%
GALEN EMPLOYEE FUND III, L.P.		$374.09	0.124696%
ESSEX WOODLANDS HEALTH VENTURES V, L.P.		$99,999.99	33.33333%
CARE CAPITAL INVESTMENTS II, LP		$93,579.99	31.19333%
CARE CAPITAL OFFSHORE INVESTMENTS II, LP		$6,420.00	2.14000%
TOTAL FOR April 2007		$300,000
GALEN PARTNERS III, L.P.	May 2007	$91,356.57	30.452191%
GALEN PARTNERS INTERNATIONAL, III, L.P.		$8,269.34	2.756447%
GALEN EMPLOYEE FUND III, L.P.		$374.09	0.124696%
ESSEX WOODLANDS HEALTH VENTURES V, L.P.		$99,999.99	33.33333%
CARE CAPITAL INVESTMENTS II, LP		$93,579.99	31.19333%
CARE CAPITAL OFFSHORE INVESTMENTS II, LP		$6,420.00	2.14000%
TOTAL FOR May 2007		$300,000

Schedule 1.3B

Lender Name	Month Commitment to be Funded	Commitment Amount	Percentage of Commitment
GALEN PARTNERS III, L.P.	July 2007	$182,713.15	30.452191%
GALEN PARTNERS INTERNATIONAL, III, L.P.		$16,538.68	2.756447%
GALEN EMPLOYEE FUND III, L.P.		$748.18	0.124696%
ESSEX WOODLANDS HEALTH VENTURES V, L.P.		$200,000.00	33.3333333%
CARE CAPITAL INVESTMENTS II, LP		$187,159.98	31.19333%
CARE CAPITAL OFFSHORE INVESTMENTS II, LP		$12,840.00	2.14000%
TOTAL FOR July 2007		$600,000